LEGG MASON PARTNERS LIFESTYLE SERIES, INC.

ARTICLES OF AMENDMENT

Legg Mason Partners Lifestyle Series, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST:	The charter (the "Charter") of the
Corporation is hereby amended so that the shares of Class Y
Common Stock of Legg Mason Partners Lifestyle Balanced
Fund, Legg Mason Partners Lifestyle Conservative Fund, Legg
Mason Partners Lifestyle Growth Fund, Legg Mason Partners
Lifestyle High Growth Fund and Legg Mason Partners
Lifestyle Income Fund are re-designated as shares of Class
I Common Stock of Legg Mason Partners Lifestyle Balanced
Fund, Legg Mason Partners Lifestyle Conservative Fund, Legg
Mason Partners Lifestyle Growth Fund, Legg Mason Partners
Lifestyle High Growth Fund and Legg Mason Partners
Lifestyle Income Fund, respectively.

SECOND:	The amendment set forth in these Articles of
Amendment was approved by at least the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605 of the Maryland
General Corporation Law without action by the stockholders.

THIRD:	These Articles of Amendment to the Charter
of the Corporation shall become effective at 9:00 a.m. on November 20, 2006.

FOURTH:	The undersigned Chairman, President and
Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



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IN WITNESS WHEREOF, the Corporation has caused
these Articles of Amendment to be executed in its name and on its behalf by its Chairman, President and Chief
Executive Officer and attested by its Assistant Secretary on this 15th day of November, 2006.


ATTEST:



By:
Thomas C. Mandia
Assistant Secretary
LEGG MASON PARTNERS LIFESTYLE
SERIES, INC.


By:
R. Jay Gerken
Chairman, President and
Chief Executive Officer